                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   SONAT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

SONAT INC.
P. O. BOX 2563, BIRMINGHAM, ALABAMA 35202              TELEPHONE: (205) 325-3800

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 1997

To Our Stockholders:

     The Annual Meeting of Stockholders of Sonat Inc., a Delaware corporation, will be held at the Ballroom, The Ritz-Carlton Houston, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m., local time, on Thursday, April 24, 1997, for the following purposes:

     1. To elect five Directors as members of the Board of Directors of the Company, to serve until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     2. To elect an Auditor of the Company for the ensuing year. The Board of Directors of the Company has recommended Ernst & Young LLP, the present Auditor, for election as Auditor (Proposal No. l).

     3. To transact such other business as may properly be brought before the meeting.

     Only holders of Common Stock of record at the close of business on March 7, 1997, will be entitled to vote at the meeting.

     The meeting may be adjourned from time to time without other notice than by announcement at the meeting, or any adjournment thereof, and any and all business for which the meeting is hereby noticed may be transacted at any such adjournment.

                                          By order of the Board of Directors,

                                               /s/ Beverley T. Krannich

                                                   BEVERLEY T. KRANNICH
                                                        Secretary

Birmingham, Alabama
March 19, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
  PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

               FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by Sonat Inc. on behalf of the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders, called to be held on Thursday, April 24, 1997 at 9:00 a.m. at the Ballroom, The Ritz-Carlton Houston, 1919 Briar Oaks Lane, Houston, Texas. Mailing of the Proxy Statement and the accompanying proxy card to the stockholders is expected to commence on or about March 20, 1997.

VOTING SECURITIES

     As of January 31, 1997, the Company had outstanding 86,417,161 shares of Common Stock, par value $1.00 per share, which are its only voting securities. Holders of Common Stock are entitled to one vote for each share held. The Board of Directors has fixed March 7, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

THE PROXY

     If a proxy is executed properly by a stockholder and is not revoked, it will be voted at the Annual Meeting in the manner specified on the proxy, or if no manner is specified, it will be voted "FOR" the election of the five nominees for Director and "FOR" Proposal No. 1. The submission of an executed proxy will not affect a stockholder's right to attend, and to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, executing a proxy bearing a later date or attending and voting in person at the Annual Meeting.

                 THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE
         AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). Five Class II Directors are to be elected at the Annual Meeting of Stockholders to serve for a three-year term and until the election and qualification of their respective successors in office.

     The five nominees for election as Class II Directors are Jerome J. Richardson, Donald G. Russell, Adrian M. Tocklin, James B. Williams and Joe B. Wyatt. Each of the nominees has been previously elected as a Director by the stockholders, except for Mr. Russell and Ms. Tocklin. In the event that any of the nominees becomes unavailable for any reason, which is not anticipated, the Board of Directors in its discretion may, unless it has taken appropriate action to provide for a lesser number of Directors, designate a substitute nominee, in which event, pursuant to the accompanying proxy, votes will be cast for such substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" JEROME J. RICHARDSON, DONALD
G. RUSSELL, ADRIAN M. TOCKLIN, JAMES B. WILLIAMS AND JOE B. WYATT AS CLASS II DIRECTORS.

           NOMINEES FOR DIRECTOR -- CLASS II -- TERMS TO EXPIRE 2000

                          JEROME J. RICHARDSON, age 60, is Owner/Founder of the NFL Carolina
[PHOTO                    Panthers. He has served as a Director of the Company since 1991. Mr.
 JEROME J. RICHARDSON]    Richardson is also a Director of NCAA Foundation, a trustee of
                          Wofford College and a Member of the Board of Visitors of Duke
                          University Medical Center. During the past five years prior to his retirement in May 1995, Mr. Richardson served as an executive officer of Flagstar Companies, Inc. and Flagstar Corporation.
----------------------------------------------------------------------------------------------
                          DONALD G. RUSSELL, age 65, is Executive Vice President of the
[PHOTO                    Company and Chairman of the Board and Chief Executive Officer of
 DONALD G. RUSSELL]       Sonat Exploration Company (a wholly-owned subsidiary of the
                          Company). On September 22, 1994, he was elected as a Director of the
                          Company by the Board of Directors, effective as of September 22,
                          1994. During the past five years, Mr. Russell has served as an executive officer of the Company and Sonat Exploration Company.
----------------------------------------------------------------------------------------------
                          ADRIAN M. TOCKLIN, age 45, is President -- Diversified Operations of
[PHOTO                    CNA Insurance Companies, the principal business of which is property
 ADRIAN M. TOCKLIN]       and casualty insurance. On July 28, 1994, she was elected as a
                          Director of the Company by the Board of Directors, effective as of
                          September 1, 1994. She is also a Director and Chairman of the Board of First Insurance Company of Hawaii. Ms. Tocklin was President and
                          a Director of The Continental Corporation until its merger with CNA
                          Insurance Companies in May 1995. During the past five years, Ms.
                          Tocklin has served as an executive officer of The Continental
                          Corporation and CNA Insurance Companies.
----------------------------------------------------------------------------------------------

                          JAMES B. WILLIAMS, age 63, is Chairman of the Board and Chief
[PHOTO                    Executive Officer of SunTrust Banks, Inc. He has served as a
 JAMES B. WILLIAMS]       Director of the Company since 1987. Mr. Williams is also a Director of The Coca-Cola Company, Genuine Parts Company, Georgia-Pacific
                          Corporation, Rollins, Inc. and RPC, Inc. During the past five years,
                          Mr. Williams has served as an executive officer of SunTrust Banks,
                          Inc. and certain of its subsidiaries.
----------------------------------------------------------------------------------------------
                          JOE B. WYATT, age 61, is Chancellor, Chief Executive Officer and
[PHOTO                    Trustee of Vanderbilt University, a position he has held during the
 JOE B. WYATT]            past five years. He has served as a Director of the Company since
                          1984. Chancellor Wyatt is also a Director of Advanced Network &
                          Services, Inc., Ingram Micro, Inc., Reynolds Metals Company and
                          University Research Association.
----------------------------------------------------------------------------------------------

            CONTINUING DIRECTORS -- CLASS I -- TERMS TO EXPIRE 1999

[PHOTO                    WILLIAM O. BOURKE, age 69, is Chairman of the Executive Committee of
 WILLIAM O. BOURKE]       the Board of Directors and a Director of Reynolds Metals Company, an
                          aluminum and consumer products company. He has served as a Director of the Company since 1990. Mr. Bourke is also a Director of Merrill
                          Lynch & Co., Inc., Premark International Inc. and Tupperware
                          Corporation. During the past five years prior to his retirement in
                          April 1992, Mr. Bourke served as an executive officer of Reynolds
                          Metals Company.
----------------------------------------------------------------------------------------------

[PHOTO ROBERTO            ROBERTO C. GOIZUETA, age 65, is Chairman of the Board and Chief
C. GOIZUETA]              Executive Officer of The Coca-Cola Company, the principal business of which is the manufacture of soft drinks. He has served as a
                          Director of the Company since 1981. Mr. Goizueta is also a Director of Eastman Kodak Company, Ford Motor Company, SunTrust Banks, Inc.,
                          SunTrust Banks of Georgia, Inc. and SunTrust Bank, Atlanta and a
                          member of the Board of Trustees of Emory University. During the past five years, Mr. Goizueta has served as an executive officer of The
                          Coca-Cola Company.
----------------------------------------------------------------------------------------------
[PHOTO RONALD             RONALD L. KUEHN, JR., age 61, is Chairman of the Board, President
L. KUEHN, JR.]           and Chief Executive Officer of the Company. He has served as a
                          Director of the Company since 1981. Mr. Kuehn is also a Director of
                          AmSouth Bancorporation, Praxair, Inc., Protective Life Corporation,
                          The Dun & Bradstreet Corporation, Transocean Offshore Inc. and Union
                          Carbide Corporation, and a member of the Board of Trustees of
                          Birmingham-Southern College and Tuskegee University. During the past five years, Mr. Kuehn has served as an executive officer of the
                          Company.
----------------------------------------------------------------------------------------------
[PHOTO ROBERT             ROBERT J. LANIGAN, age 68, is Chairman Emeritus of the Board of
J. LANIGAN]               Directors of Owens-Illinois, Inc., the principal business of which is the manufacture and sale of packaging products. He has served as a Director of the Company since 1983. Mr. Lanigan is also a Director of Chrysler Corporation, Cognizant Corporation, The Coleman Company,
                          Inc., The Dun & Bradstreet Corporation and Transocean Offshore Inc.
                          During the past five years prior to his appointment to his current position, Mr. Lanigan served as an executive officer of
                          Owens-Illinois, Inc.
----------------------------------------------------------------------------------------------
[PHOTO CHARLES            CHARLES MARSHALL, age 67, is the former Vice Chairman of the Board
MARSHALL]                 of American Telephone and Telegraph Company. He has served as a
                          Director of the Company since 1982. Mr. Marshall is also a Director of Ceridian Corporation, GATX Corporation, Hartmarx Corporation and
                          Sundstrand Corporation. Prior to his retirement, Mr. Marshall served as an executive officer of American Telephone and Telegraph Company.
----------------------------------------------------------------------------------------------

           CONTINUING DIRECTORS -- CLASS III -- TERMS TO EXPIRE 1998

[PHOTO MAX                MAX L. LUKENS, age 48, is Chairman, President and Chief Executive
L. LUKENS]                Officer of Baker Hughes Incorporated, the principal business of which is the provision of products and services to the petroleum and continuous process industries. He has served as a Director of the
                          Company since 1995. Mr. Lukens is also a Director of Baker Hughes
                          Incorporated and Transocean Offshore Inc. During the past five years, Mr. Lukens has served as an executive officer of Baker Hughes
                          Incorporated.
----------------------------------------------------------------------------------------------
[PHOTO BENJAMIN           BENJAMIN F. PAYTON, age 64, is President of Tuskegee University, a
F. PAYTON]                position he has held during the past five years. He has served as a
                          Director of the Company since 1992. Dr. Payton is also a Director of
                          AmSouth Bancorporation, ITT Corporation, Liberty Corporation,
                          Morrison's Health Care, Inc., Praxair, Inc. and Ruby Tuesday, Inc.
----------------------------------------------------------------------------------------------
[PHOTO JOHN               JOHN J. PHELAN, JR., age 65, is the former Chairman of the Board and
J. PHELAN, JR.]           Chief Executive Officer of the New York Stock Exchange. From 1991 to
                          1993, he was President of the International Federation of Stock
                          Exchanges. Mr. Phelan has served as a Director of the Company since
                          1990. He is also a Director of Eastman Kodak Company, Merrill Lynch
                          & Co., Inc. and Metropolitan Life Insurance Company and a Senior
                          Advisor to The Boston Consulting Group.
----------------------------------------------------------------------------------------------

     John J. Creedon, who is currently a Class III Director, will retire from the Board of Directors on April 24, 1997, in accordance with the Board's retirement policy.

                         BOARD MEETINGS AND COMMITTEES

     During 1996 the Board of Directors held eight regular and special meetings. The Board has established Committees that assist the Board in the discharge of its responsibilities. Each Director attended at least 75% of the meetings of the Board and the Committees on which the Director served.

     Audit Committee. The Audit Committee reviews and reports to the Board the scope and results of audits by the Auditor and the Company's internal auditing staff, and reviews with the Auditor the adequacy of the Company's system of internal controls. It reviews transactions between the Company and its Directors and officers and Company policies with respect thereto, and compliance with the Company's business ethics and conflict of interest policies. The Committee also recommends a firm of certified public accountants to serve as Auditor of the Company (subject to nomination by the Board and election by the stockholders), authorizes all audit and other professional services rendered by the Auditor and periodically reviews the independence of the Auditor.

     Membership on the Audit Committee is restricted to those Directors who are not active or retired officers or employees of the Company. The Company's policy on Audit Committee membership complies with the Audit Committee Policy Statement adopted by the New York Stock Exchange. The current members of the Committee are Mr. Creedon, Chairman, Mr. Phelan, Vice Chairman, and Mr. Goizueta, Mr. Richardson, Ms. Tocklin and Mr. Wyatt. The Committee met three times during 1996.

     Committee on Directors. The Committee on Directors makes recommendations to the Board with respect to the size and composition of the Board, Board retirement and tenure policies, and Director compensation. It also reviews the qualifications of potential candidates for the Board of Directors, evaluates the performance of incumbent Directors and recommends to the Board nominees to be elected at the Annual Meeting of Stockholders. The current members of the Committee are Mr. Marshall, Chairman, and Mr. Bourke, Dr. Payton, Mr. Phelan, Mr. Richardson and Mr. Williams. The Committee met three times during 1996.

     The Committee on Directors will consider nominees for Director recommended by stockholders. Such recommendations should be submitted in writing, accompanied by a resume of the nominee's qualifications and business experience and a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a Director, and addressed to the offices of the Company to the attention of Beverley T. Krannich, Secretary.

     Employee Benefits Committee. The Employee Benefits Committee periodically reviews the status of the Company's employee benefit programs and the performance of the managers of the funded programs. To assist in its review, the Committee meets periodically with the chairman of the administrative committee of the funded plans. The current members of the Committee are Mr. Wyatt, Chairman, and Mr. Lanigan, Mr. Marshall, Dr. Payton, Ms. Tocklin and Mr. Williams. The Committee met twice during 1996.

     Executive Compensation Committee. The Executive Compensation Committee reviews and makes recommendations to the Board with respect to the Company's overall executive compensation policy. The Committee also reviews and approves the compensation of the officers of the Company and makes awards under the Executive Award Plan, Performance Award Plan and Cash Bonus Plan. Membership on the Executive Compensation Committee is restricted to Directors who are not active or retired officers or employees of the Company. The current members of the Committee are Mr. Goizueta, Chairman, and Mr. Bourke, Mr. Lanigan, Mr. Lukens and Mr. Wyatt. The Committee met six times during 1996.

     Finance Committee. The Finance Committee approves long-term financial policies and annual financial plans, significant capital expenditures, insurance programs and investment policies of the Company. It also makes recommendations to the Board concerning dividend policy, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. The current members of the Committee are Mr. Williams, Chairman, and Mr. Creedon, Mr. Goizueta, Mr. Lanigan, Mr. Lukens and Mr. Richardson. The Committee met three times during 1996.

     Public Affairs Committee. The Public Affairs Committee reviews the Company's policies and practices which address issues of social and public concern, such as government affairs, the environment, energy conservation and charitable contributions. It also reviews stockholder relations and considers stockholder proposals and matters of corporate governance. The current members of the Committee are Mr. Bourke, Chairman, and Mr. Creedon, Mr. Marshall, Dr. Payton, Mr. Phelan and Ms. Tocklin. The Committee met twice during 1996.

     Strategic Planning Committee. The Strategic Planning Committee assists in the formulation of the business strategies of the Company and its subsidiaries and reviews the Company's management succession plan. The current members of the Committee are Mr. Lanigan, Chairman, and Mr. Bourke, Mr. Creedon, Mr. Goizueta, Mr. Lukens, Mr. Marshall, Dr. Payton, Mr. Phelan, Mr. Richardson, Ms. Tocklin, Mr. Williams and Mr. Wyatt. The Committee met three times during 1996.

                       COMPENSATION OF OUTSIDE DIRECTORS

     FEES AND RETAINERS. Each non-employee Director of the Company receives a quarterly retainer of $9,000 ($10,250 for Committee Chairmen) and a fee of $1,250 for each Board meeting and each Board Committee meeting attended, plus incurred expenses where appropriate.

     Pursuant to the Director's Fees Deferral Plan, a Director may elect to defer receipt of some or all of the Director's fees and retainer. All amounts deferred are credited to the Director's account under the Plan. The Director may invest the Plan balance in "phantom" investments in the Company's common stock and eight mutual funds. The Director may choose to have the account balance distributed in a lump sum or in annual installments, commencing upon termination of service as a Director.

     RETIREMENT PLAN FOR DIRECTORS. Directors of the Company who during some portion of their service as Directors were not officers of the Company or its subsidiaries are participants in the Retirement Plan for Directors. An eligible Director who ceases being a Director after reaching age 70, completing five years of service as a non-employee Director or as a result of death or permanent disability, will receive a retirement benefit from the Plan. The Director may choose to have such benefit paid as either (1) a cash lump sum in an amount equal to the value of a series of quarterly payments equal to the retainer (as of the date of the Director's retirement) for the period the Director served as a non-employee Director of the Company or (2) in a series of quarterly payments with a value equal to such lump-sum payment.

     RESTRICTED STOCK PLAN FOR DIRECTORS. Each non-employee Director of the Company is a participant in the Restricted Stock Plan for Directors. Each such Director who was a member of the Board of Directors on April 22, 1993 (the effective date of the Plan, as amended and restated) was granted 2,000 shares of restricted stock on such date, except that each Director who is scheduled to retire from the Board under the Board's retirement policy prior to April 1, 1998 (the Plan's termination date) was granted 400 shares of restricted stock for each remaining year of service as a Director. The Plan provides that 400 shares granted to each Director will vest on April 1 of each of the years 1994 through 1998.

     Each person who first becomes a non-employee Director after April 22, 1993 will be granted 33.33 shares of restricted stock for each calendar month or fraction thereof from the Director's election as a non-employee Director to the following March 31 (rounded to the nearest whole share), plus 400 shares for each subsequent Plan Year (April 1-March 31) until the earlier of April 1, 1998 or the Director's scheduled retirement date. The product of 33.33 shares times the number of full and partial calendar months from the Director's election as a non-employee Director to the following March 31 (rounded to the nearest whole share) will vest on the April 1 following such election, and 400 shares will vest on each April 1 thereafter through April 1, 1998.

     All shares of restricted stock will vest immediately upon the Director's death or disability. At the time the restricted stock vests, the Director will receive a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the federal income tax payable with respect to both the vesting of restricted stock and receipt of the supplemental payment, assuming the Director is taxed at the maximum effective federal income tax rate. If a Director leaves the Board of Directors before all of the Director's shares of restricted stock have vested, the unvested shares will be forfeited.

         OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the amount and nature of beneficial ownership of shares of the Common Stock of the Company beneficially owned by the Directors and certain executive officers of the Company, and by all present Directors and executive officers of the Company as a group, as of January 31, 1997.

                                                                AMOUNT AND NATURE OF
                    NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)
    ---------------------------------------------------------  -----------------------
    Richard B. Bates.........................................            88,277(2)
    William O. Bourke........................................             5,000
    John J. Creedon..........................................            13,550(3)
    Roberto C. Goizueta......................................             3,600
    Ronald L. Kuehn, Jr. ....................................           811,067(2 and 4)
    Robert J. Lanigan........................................             6,040
    Max L. Lukens............................................               967
    Charles Marshall.........................................             7,600
    James E. Moylan, Jr. ....................................           118,043(2 and 5)
    Benjamin F. Payton.......................................             2,612
    John J. Phelan, Jr. .....................................             2,660
    Jerome J. Richardson.....................................             5,192
    James A. Rubright........................................           101,475(2)
    Donald G. Russell........................................           351,442(2)
    William A. Smith.........................................           253,672(2)
    Adrian M. Tocklin........................................             2,633(6)
    James B. Williams........................................            15,200
    Joe B. Wyatt.............................................             3,200
    All Present Directors and Executive Officers as a Group
      (20 persons)...........................................         1,926,023(7)

     NOTE 1: Each Director and executive officer has sole voting power and sole investment power with respect to all shares beneficially owned by such individual, unless otherwise indicated. As of January 31, 1997, each such individual beneficially owned less than 1.0% of the outstanding shares of Common Stock of the Company, and all present Directors and executive officers of the Company as a group, consisting of 20 persons, beneficially owned 2.2% of the outstanding shares of the Company's Common Stock.

     The number of shares shown includes 800 shares of restricted stock for each of Mr. Bourke, Mr. Goizueta, Mr. Lanigan, Mr. Lukens, Mr. Marshall, Dr. Payton, Mr. Phelan, Mr. Richardson, Ms. Tocklin, Mr. Williams and Mr. Wyatt, and 400 shares of restricted stock for Mr. Creedon, granted under the Company's Restricted Stock Plan for Directors, which shares had not vested as of January 31, 1997. Such persons have the power to vote and receive dividends on such shares, but do not have the power to dispose of, or to direct the disposition of, such shares until such shares are vested pursuant to the terms of such plan.

     In addition to the shares of Common Stock shown above, as of January 31, 1997, the following individuals also held the following number of "phantom" shares of the Company's Common Stock under the Company's Director's Fees Deferral Plan (with respect to Mr. Creedon, Mr. Marshall, Ms. Tocklin and Mr. Williams) or Supplemental Benefit Plan (with respect to the other named individuals): Mr. Bates, 477 phantom shares; Mr. Creedon, 9,203 phantom shares; Mr. Kuehn, 12,424 phantom shares; Mr. Marshall, 4,594 phantom shares; Mr. Moylan, 188 phantom shares; Mr. Rubright, 455 phantom shares; Mr. Russell, 6,717 phantom shares; Mr. Smith, 513 phantom shares; Ms. Tocklin, 711 phantom shares; and Mr. Williams, 4,247 phantom shares.

     NOTE 2: The number of shares shown for Messrs. Bates, Kuehn, Moylan, Rubright, Russell and Smith includes 9,600 shares, 109,600 shares, 13,500 shares, 15,700 shares, 31,000 shares and 12,100 shares, respectively, of restricted stock granted under the Company's Executive Award Plan, which shares had not vested as of January 31, 1997. Such persons have the right to vote and receive dividends on such shares, but do not have the power to dispose of, or to direct the disposition of, such shares until such shares are vested pursuant to the terms of such plan. The number of shares shown for Messrs. Bates, Kuehn, Moylan, Rubright, Russell and Smith also includes (a) 8,441 shares, 47,593 shares, 10,622 shares, 275 shares, 11,391 shares and 16,296 shares, respectively, held by the Trustee under the Company's Savings Plan as of January 31, 1997; and (b) 66,000 shares, 634,800 shares, 92,000 shares, 85,500 shares,
297,000 shares and 211,000 shares, respectively, covered by options under the Company's Executive Award Plan which were exercisable within sixty days after January 31, 1997.

     NOTE 3: The number of shares shown for Mr. Creedon includes 3,200 shares held in trusts for two of his children, of which shares he disclaims any beneficial ownership.

     NOTE 4: The number of shares shown for Mr. Kuehn includes 9,500 shares owned by his wife, 20 shares owned by his children, and 1,500 shares held in trust for one of his children, of which shares he disclaims any beneficial ownership.

     NOTE 5: The number of shares shown for Mr. Moylan includes 1,237 shares owned by his wife, of which shares he disclaims any beneficial ownership.

     NOTE 6: The number of shares shown for Ms. Tocklin includes 100 shares owned by her husband, of which shares she disclaims any beneficial ownership.

     NOTE 7: The number of shares shown includes 205,700 shares of restricted stock granted under the Company's Executive Award Plan, which shares had not vested as of January 31, 1997; 112,874 shares held by the Trustee under the Company's Savings Plan as of January 31, 1997; 1,484,800 shares covered by options under the Company's Executive Award Plan which were exercisable within sixty days after January 31, 1997; and 9,200 shares of restricted stock granted under the Company's Restricted Stock Plan for Directors, which shares had not vested as of January 31, 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee Directors, administers the Company's executive compensation program. The Committee's primary responsibility is to ensure that the executive compensation program furthers the interests of the Company and its stockholders.

     The Company's executive compensation program has three principal objectives: (1) to attract and retain a highly qualified and motivated management team; (2) to appropriately reward individual executives for their contributions to the attainment of the Company's key strategic goals; and (3) to link the interests of executives and stockholders through stock-based plans and performance measures.

     The Committee meets with outside consultants at least annually to evaluate the Company's performance against the performance of a peer group of companies and to review and compare the level of compensation paid or awarded to key executives to the compensation practices of the peer group. The peer group used for determining 1996 compensation for corporate executives consisted of 23 publicly held companies in the energy business (the "Corporate Peer Group"). In comparing the level of the Company's compensation to that of the companies in the Corporate Peer Group, the Committee reviews an analysis which "size-adjusts" the compensation paid by a company to take into account the relative size of the company as measured by its revenues. The recommended size-adjustment is computed by an independent compensation consulting firm. The Committee also reviews and may give greater weight to compensation survey data specific to a particular business segment when considering the compensation of executive officers whose job is related primarily to a single business segment. The Standard & Poor's Natural Gas Distribution/Pipeline Group described in the five-year total stockholder return comparison on page 18 of this Proxy Statement is not used to determine the compensation of executives, because that group includes primarily natural gas distribution companies and does not adequately represent the broader energy industry from which the Company recruits.

     The key components of the Company's executive compensation program are base salary, annual cash bonus incentives, and long-term stock incentives. The Committee's policies with respect to each component of the program, including the bases for the compensation of Mr. Kuehn, Chairman of the Board, President and Chief Executive Officer of the Company, are described below. The Committee consults with Mr. Kuehn in reviewing the individual performance and compensation of key executives of the Company (other than Mr. Kuehn). The Committee reviews Mr. Kuehn's performance and compensation in executive session at least annually.

     BASE SALARIES. Base salaries are initially established by an evaluation of the executive's position, responsibilities and experience and a review of salary surveys. Each year the Committee reviews the base salaries of key executive officers of the Company and its subsidiaries and determines whether salaries should be adjusted, based primarily on the executive's individual performance and experience and salary survey information. In general, the Committee's objective is to maintain executive salaries at the median of the salaries for comparable executives in the Corporate Peer Group or other relevant peer group. Executive salaries for 1996 were slightly above the median level overall, although some executives were below and some above the median. Mr. Kuehn has been in his current position for approximately 12 1/2 years. His salary for 1996 (which included a 3.1% increase, effective April 1) was above the median of the Corporate Peer Group.

     ANNUAL CASH BONUS INCENTIVES. Annual cash bonus incentive opportunities are awarded each year. The amount of an executive's bonus opportunity (which is expressed as a percentage of base salary) is dependent primarily upon such individual's position and responsibilities and bonus opportunities provided to comparable positions within the Corporate Peer Group or other relevant peer group. At the beginning of each year, the Committee reviews and approves annual performance goals. Shortly after the end of the year, the Committee determines the appropriate bonus payout levels based on the degree to which these goals have been achieved. The annual incentive program is designed to pay total annual cash compensation in the upper quartile of the relevant peer group when the Company meets or exceeds substantially all of the goals established for an executive's bonus opportunity. Similarly, when the goals are not achieved, the program is intended to result in total annual cash compensation below the median of the relevant peer group.

     The payout of an executive's 1996 bonus opportunity was based on the level of achievement of certain financial goals, corporate and subsidiary goals, and individual goals, as described below. The goals for each executive's bonus opportunity were weighted as follows: financial goals -- 40% for Mr. Kuehn and 30-40% for the other named executive officers; corporate and subsidiary goals -- 45% for Mr. Kuehn and 45-55% for the other named executive officers; and individual goals -- 15% for all executives.

     The financial goals included in the 1996 bonus opportunities were the Company's 1996 earnings per share ("EPS") as compared to EPS targets established by the Committee, the Company's five-year average cash flow return on assets as compared to that of a group of energy companies whose aggregate asset mix approximates that of the Company (the "Financial Peer Group") and, for the subsidiary officers, subsidiary earnings before interest, taxes and corporate charges ("EBITC") as compared to EBITC targets established by the Committee. Payout of the EPS and EBITC goals was based on comparison of actual EPS and EBITC to the EPS and EBITC targets, provided that a minimum level of EPS or EBITC was required for any payout to be made. The payout of the cash flow return on assets goal was based on the Company's performance against the mean of the Financial Peer Group.

     The corporate and subsidiary goals included in the 1996 bonus opportunities included earnings goals, operating, marketing and strategic goals relating to each major business segment, and goals relating to safety and the environment, human resources, and corporate citizenship. When appropriate, an executive's goals focused on the company for which he was primarily employed. Achievement of many of the goals was determined by quantitative or objective measures, while other goals were subjective in nature.

     Each executive's 1996 bonus opportunity included individual goals. Mr. Kuehn's individual performance is based primarily on the Company's achievement of its financial and business goals. The Committee also has discretion to make additional cash bonus awards to recognize exceptional individual performance.

     In January 1997, the Committee reviewed in detail the extent to which the 1996 performance goals had been achieved. The Company's EPS was significantly above the target, and cash flow return on assets was significantly above the mean for the Financial Peer Group. Each of the subsidiaries met or exceeded its EBITC target. The payout percentages for these financial goals were 120% of the bonus opportunity for the EPS goal, 100% of the bonus opportunity for the cash flow return on assets goal, and 104-120% of the bonus opportunity for the subsidiary EBITC goals.

     In general, there was substantial achievement of the other corporate and subsidiary goals. The payout percentage for corporate and subsidiary goals ranged from 93% to 103%.

     Including individual performance, the total bonus payout percentages under the 1996 annual incentive program ranged from 95% to 130%. Mr. Kuehn's total bonus payout percentage for 1996 was 120% of his bonus opportunity.

     LONG-TERM STOCK INCENTIVES. The long-term stock incentives component of the Company's executive compensation program is designed to align executive and stockholder interests by rewarding executives for the attainment of stock price appreciation and total stockholder returns.

     As a general rule, the Committee administers the long-term stock incentive program through annual grants of stock options and restricted stock to certain executive officers of the Company and its major operating subsidiaries. Awards under the annual grant program were made in December 1996. In addition, the Committee may make special awards to individual executives during the year on a discretionary basis.

     In 1996, the number of stock options and restricted shares granted to each executive officer as part of the annual grant program was determined primarily by individual position and responsibilities, compensation survey data of the Company's Corporate Peer Group, and the Company's three-year total stockholder return (considering stock price appreciation and dividends paid, and weighted for most recent performance) as compared to the total stockholder return of the Financial Peer Group. The amount of an executive's annual long-term incentive grant was expressed as a percentage of base salary. The percentage used for each executive was tied to the Company's total stockholder return as compared to that of the Financial Peer Group. In 1996, the Company's weighted annualized three-year total stockholder return was in the top quartile of the Financial Peer Group. The December 1996 long-term incentive grants were designed to reflect that performance and to result in long-term compensation at that level. For purposes of determining the value of long-term incentive compensation, an independent compensation consulting firm uses a modified Black-

Scholes option pricing model to value stock options granted by the Company and the companies in the Corporate Peer Group. Similarly, the consulting firm values restricted share grants based on the present value of the shares on the date of grant (taking into account the vesting schedules of the grants and projected executive turnover). The Committee may adjust the grants to take into account individual performance and the number of options and restricted shares previously granted to the executive.

     In December 1996, Mr. Kuehn was awarded stock options and restricted stock as a part of the annual program. As discussed above, the amount of this award was intended to compensate Mr. Kuehn for the performance of the Company's stock as compared to the Financial Peer Group and to result in long-term compensation in the top quartile of the Corporate Peer Group.

     STOCK OWNERSHIP GUIDELINES. The Committee has established guidelines designed to encourage key executives of the Company and its subsidiaries to attain specified levels of stock ownership over a five-year period. Stock ownership goals are based on the value of the Company's stock, and are expressed as a multiple of the executive's base salary. The Committee periodically reviews the guidelines and the executives' progress toward attaining the stock ownership goals.

     POLICY WITH RESPECT TO SECTION 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance-based." The Committee expects that all income recognized by executive officers with respect to restricted stock and stock options granted under the Executive Award Plan, and the portion of the Company's annual cash bonus program that is based on objective financial and operating measures, will qualify as performance-based compensation.

     The Committee feels that it should not use only mechanical formulas in carrying out its responsibilities for compensating the Company's management. Therefore, the Committee currently intends to continue to make cash bonus payments that are based on the achievement of subjective, non-quantifiable goals, and that may therefore not qualify as performance-based compensation. The Committee believes that these Company, subsidiary and individual goals, while not properly measurable by the kind of quantifiable targets that are required to qualify compensation as performance-based, are important to the long-term financial success of the Company and to its stockholders.

     CONCLUSION. The Committee believes that the executive compensation philosophy that it has adopted effectively serves the interests of the stockholders and the Company. It is the Committee's intention that the pay delivered to executives be commensurate with Company performance.

Roberto C. Goizueta     William O. Bourke     Robert J. Lanigan
Max L. Lukens           Joe B. Wyatt

SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ending December 31, 1994, 1995 and 1996 the cash compensation paid by the Company, and a summary of certain other compensation paid or accrued for such years, to certain of the Company's executive officers (as determined pursuant to the rules of the Securities and Exchange Commission) (the "named executive officers") for service in all capacities with the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                                   AWARDS
                                         ANNUAL COMPENSATION             ---------------------------
                                  ----------------------------------                      SECURITIES
                                                           OTHER         RESTRICTED       UNDERLYING    ALL OTHER
NAME AND                                                   ANNUAL          STOCK           OPTIONS/    COMPENSATION
PRINCIPAL POSITION         YEAR    SALARY     BONUS     COMPENSATION     AWARDS(1)           SARS          (2)
-------------------------- -----  --------   --------   ------------     ----------       ----------   ------------
 Ronald L. Kuehn, Jr.,      1996  $736,500   $800,000    $2,154,978(3)    $748,800(4)        82,500      $108,429
 Director, Chairman of      1995  $710,000   $418,600    $  332,396(3)    $306,375(5)        79,200      $108,107
 the Board, President and   1994  $660,000   $450,000    $        0       $459,938(6)       112,000      $110,064
 Chief Executive Officer

 Richard B. Bates,          1996  $241,875   $165,000    $        0       $208,000(4)        20,000      $ 27,146
 Senior Vice President      1995  $222,500   $ 84,900    $        0       $ 74,175(5)        18,000      $ 26,100
                            1994  $208,750   $121,400    $        0       $ 91,988(6)        22,000      $ 25,362

 James E. Moylan, Jr.,      1996  $245,000   $190,000    $        0       $208,000(4)        20,000      $ 28,245
 Senior Vice President      1995  $226,250   $131,100    $        0       $ 74,175(5)        18,000      $ 27,284
                            1994  $200,000   $114,300    $        0       $ 91,988(6)        22,000      $ 25,525

 James A. Rubright,         1996  $300,250   $193,700    $        0       $208,000(4)        20,000      $ 40,173
 Senior Vice President      1995  $287,750   $117,100    $        0       $ 74,175(5)        18,000      $ 40,534
 and General Counsel(7)     1994  $240,625   $130,600    $  115,572(8)    $268,275(6 & 9)    67,500      $ 35,813

 Donald G. Russell,         1996  $481,500   $469,400    $        0       $468,000(4)        53,000      $ 39,209
 Director and Executive     1995  $465,750   $184,400    $        0       $161,250(5)        45,000      $ 39,588
 Vice President             1994  $430,000   $250,000    $        0       $278,750(6)        66,000      $ 71,165

 William A. Smith,          1996  $365,000   $218,300    $  919,299(3)    $197,600(4)        17,000      $ 43,817
 Executive Vice President   1995  $361,250   $135,300    $  188,043(10)   $ 74,175(5)        18,000      $ 45,560
                            1994  $342,000   $200,000    $   44,000(11)   $167,250(6)        45,000      $ 44,439

     NOTE 1: The amount shown represents the dollar value of restricted stock awards made during the year, calculated by multiplying the closing price of unrestricted shares of the Company's Common Stock on the date of grant by the number of shares awarded. Dividends are paid on all shares of restricted stock.

     All shares of restricted stock generally vest at the earlier of age 65 (age 67, with respect to the shares granted to Mr. Russell) or 10 years from the date of grant, unless the average closing price of the Company's Common Stock achieves certain specified levels, in which case vesting of such shares is accelerated. All shares of restricted stock that have not previously vested are generally forfeited upon termination of employment, unless such termination occurs either by reason of death or disability or for the convenience of the Company (as determined by the Executive Compensation Committee). All shares of restricted stock that have not previously vested will immediately vest upon a "Change of Control" of the Company, as described under "Compensation Upon Change of Control" below.

     The number of shares of restricted stock held by the named executive officers as of December 31, 1996, and the value of such shares (calculated by multiplying the closing price of unrestricted shares of the Company's Common Stock on December 31, 1996 ($51.50) by the number of shares held on such date) is as follows: Mr. Kuehn, 109,600 shares, $5,644,400; Mr. Bates, 9,600 shares, $494,400; Mr. Moylan, 13,500 shares, $695,250; Mr. Rubright, 15,700 shares,
$808,550; Mr. Russell, 31,000 shares, $1,596,500; and Mr. Smith, 12,100 shares,
$623,150.

     NOTE 2: With respect to 1996, represents the following amounts for each of Messrs. Kuehn, Bates, Moylan, Rubright, Russell and Smith, respectively: (1) Company matching contributions to the trust established under the Company's Savings Plan -- $12,750 for each such executive officer; (2) Company contributions to the Savings Plan accounts under the Company's Supplemental

Benefit Plan -- $47,224, $6,932, $7,189, $11,698, $26,459 and $17,832; and (3)
with respect to premiums paid by the Company under the Company's "split-dollar" Executive Life Insurance Program, the sum of (a) the value of the premium payment used to purchase term life insurance plus (b) the value of the benefit to the executive officer of the remainder of the premium payment -- $48,455, $7,464, $8,306, $15,725, $0 and $13,235.

     NOTE 3: Represents the amount of tax-offset "supplemental payments" paid upon the exercise of stock options (or tandem stock appreciation rights) granted under the Company's Executive Award Plan.

     NOTE 4: Represents the value of 14,400 shares, 4,000 shares, 4,000 shares, 4,000 shares, 9,000 shares and 3,800 shares of restricted stock granted on December 5, 1996 to Messrs. Kuehn, Bates, Moylan, Rubright, Russell and Smith, respectively.

     NOTE 5: Represents the value of 9,500 shares, 2,300 shares, 2,300 shares, 2,300 shares, 5,000 shares and 2,300 shares of restricted stock granted on November 30, 1995, to Messrs. Kuehn, Bates, Moylan, Rubright, Russell and Smith, respectively.

     NOTE 6: Includes the value of 16,500 shares, 3,300 shares, 3,300 shares, 4,400 shares, 10,000 shares and 6,000 shares of restricted stock granted on December 1, 1994 to Messrs. Kuehn, Bates, Moylan, Rubright, Russell and Smith, respectively.

     NOTE 7: Mr. Rubright was employed by the Company as Vice President and General Counsel on February 15, 1994.

     NOTE 8: Includes (a) relocation allowances, related to Mr. Rubright's move from Atlanta, Georgia to Birmingham, Alabama, of $89,317 in excess of relocation allowances normally provided under Company policy, and (b) tax-reimbursement payments of $26,255 made with respect to such reimbursement allowances.

     NOTE 9: Includes the value of 5,000 shares of restricted stock granted to Mr. Rubright on January 26, 1994 (contingent upon his commencement of employment with the Company on February 15, 1994).

     NOTE 10: Includes (a) a $119,353 tax-offset "supplemental payment" paid upon the exercise of stock options granted under the Company's Executive Award Plan, (b) $59,663 for housing allowances and moving expenses related to Mr. Smith's relocation from Birmingham, Alabama to Houston, Texas, and (c) tax-reimbursement payments of $9,027 made with respect to such moving expenses.

     NOTE 11: Represents a $44,000 housing allowance related to Mr. Smith's relocation from Birmingham, Alabama to Houston, Texas.

OPTION GRANT TABLE

     The following table contains certain information with respect to stock options (and tandem stock appreciation rights that become exercisable only upon certain change of control events ("Limited SARs")) granted in 1996 under the Company's Executive Award Plan to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                                           APPRECIATION FOR OPTION TERM (10
                                                 INDIVIDUAL GRANTS                                      YEARS)
                              --------------------------------------------------------   ------------------------------------
                                NUMBER OF     % OF TOTAL                                        5%                 10%
                               SECURITIES    OPTIONS/SARS                                   (RESULTING         (RESULTING
                               UNDERLYING     GRANTED TO      EXERCISE                     COMPANY STOCK      COMPANY STOCK
                              OPTIONS/SARS   EMPLOYEES IN       PRICE      EXPIRATION        PRICE OF           PRICE OF
            NAME               GRANTED(1)        1996       ($/SHARE)(2)     DATE(3)        $84.70)(4)         $134.87)(4)
----------------------------- -------------  -------------  -------------  -----------   -----------------  -----------------
All Stockholders.............     --             --             --             --         $ 2,825,841,165    $ 7,161,390,132
Ronald L. Kuehn, Jr..........     82,500          13.0%        $ 52.00        12/4/06     $     2,697,750    $     6,836,775
Richard B. Bates.............     20,000           3.2%        $ 52.00        12/4/06     $       654,000    $     1,657,400
James E. Moylan, Jr..........     20,000           3.2%        $ 52.00        12/4/06     $       654,000    $     1,657,400
James A. Rubright............     20,000           3.2%        $ 52.00        12/4/06     $       654,000    $     1,657,400
Donald G. Russell............     53,000           8.4%        $ 52.00        12/4/06     $     1,733,100    $     4,392,110
William A. Smith.............     17,000           2.7%        $ 52.00        12/4/06     $       555,900    $     1,408,790
Named Executive Officers' Potential Realizable Value as a % of All Stockholders'
  Potential Realizable Value                                                                        0.25%              0.25%

     NOTE 1: All stock options shown in the table were granted on December 5, 1996. Each stock option was granted with a tandem Limited SAR that may be exercised only within 60 days after an SAR Change of Control (as defined under "Compensation Upon Change of Control" below). For more information on Limited SARs, see "Compensation Upon Change of Control" below.

     The stock options (and tandem Limited SARs) shown in the table become exercisable in equal installments on each of the first five anniversaries of the date of grant, provided that the entire grant will become immediately exercisable if, during any 10 business day period ending prior to December 5, 2001, the average of the closing prices of the Company's Common Stock during such period is at least $78.00. Any stock options (and tandem Limited SARs) that have not previously become exercisable are generally forfeited upon termination of employment, unless such termination occurs by reason of retirement after age 65 (age 67 for Mr. Russell), death, disability or for the convenience of the Company (as determined by the Executive Compensation Committee). Any options (and tandem Limited SARs) held by then-current employees will become immediately exercisable in the event of a "Change of Control" of the Company, as described under "Compensation Upon Change of Control" below.

     NOTE 2: The exercise price equals the closing price of the Company's Common Stock on the date of grant.

     NOTE 3: The stock options (and tandem Limited SARs) are subject to termination prior to their expiration date in the event of termination of employment.

     NOTE 4: The Resulting Company Stock Price shown in the table equals the price the Company's Common Stock would attain at the end of the option's 10-year term if the price of the Company's Common Stock appreciated from the date of stock option grant at a rate of 5% or 10% per year (as the case may be). The potential realizable values shown represent the difference between the $84.70 or $134.87 Resulting Company Stock Price (as the case may be) and the $52.00 exercise price, multiplied by (a) for all stockholders, the number of outstanding shares of the Company's Common Stock as of December 31, 1996, and
(b) for each named executive officer, the number of options granted.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table shows certain information with respect to the named executive officers concerning the exercise of stock options (or stock appreciation rights ("SARs") granted in tandem therewith) during 1996 and unexercised stock options (and tandem SARs) held as of December 31, 1996.

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                               FISCAL YEAR-END OPTION/SAR VALUES
                        -------------------------------------------------------------------------------
                                                       NUMBER OF
                                                 SECURITIES UNDERLYING        VALUE OF UNEXERCISED,
                         SHARES                 UNEXERCISED OPTIONS/SARS    IN-THE-MONEY OPTIONS/SARS
                        ACQUIRED                 AT FISCAL YEAR END(1)        AT FISCAL YEAR END(2)
                           ON         VALUE     ------------------------   ----------------------------
         NAME           EXERCISE    REALIZED    EXERCISABLE UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
----------------------- --------   -----------  ----------  ------------   ------------   -------------
Ronald L. Kuehn,
  Jr. .................  110,000   $ 3,128,125    634,800       82,500     $ 17,455,200        $ 0
Richard B. Bates.......    9,000   $   133,875     66,000       20,000     $  1,503,250        $ 0
James E. Moylan,
  Jr. .................        0   $         0     92,000       20,000     $  2,270,875        $ 0
James A. Rubright......        0   $         0     85,500       20,000     $  1,891,187        $ 0
Donald G. Russell......        0   $         0    297,000       53,000     $  7,510,687        $ 0
William A. Smith.......   45,000   $ 1,334,437    211,000       17,000     $  5,564,312        $ 0

     NOTE 1: Certain stock options granted before December 6, 1991, were granted with tandem SARs. Each stock option granted before December 6, 1991 was granted with a tax-offset "supplemental payment" payable upon the exercise of the stock option (or tandem SAR). The amount of the supplemental payment is the amount necessary to pay the federal income tax payable with respect to both (1) exercise of the stock option (or tandem SAR) and (2) receipt of the supplemental payment, based on the assumption that the participant is taxed at the maximum effective federal income tax rate applicable to such income.

     NOTE 2:  The value of each unexercised in-the-money stock option (or tandem
SAR) is equal to the difference between $51.50 (the closing price of the Company's Common Stock on December 31, 1996) and the exercise price of the stock option. Such value does not include the value of any tax-offset supplemental payments.

DEFINED BENEFIT PLANS

     Employees and officers of the Company and participating subsidiaries are participants in the Company's Retirement Plan. In general, annual retirement benefits are based on average covered compensation for the highest five consecutive years of the final ten years of employment. Covered compensation under the Retirement Plan currently includes salaries and amounts paid under the Performance Award Plan and the Cash Bonus Plan (reported in the Summary Compensation Table); covered compensation does not include amounts relating to the grant or vesting of restricted stock, the exercise of stock options and SARs, and receipt of supplemental payments under the Executive Award Plan, or to employer contributions under the Savings Plan or the Supplemental Benefit Plan.

     The maximum annual retirement benefit is 65% of the participant's average covered compensation minus 50% of his primary social security benefit. Participants accrue benefits under the following formula: (a) 2.4% of average covered compensation minus 2.0% of primary social security benefits for each year of service before January 1, 1992; plus (b) 2.0% of average covered compensation minus 1.667% of primary social security benefits for each year of service after January 1, 1992; plus (c) when the total of (a) plus (b) above equals 60% of average covered compensation minus 50% of primary social security benefits, 1% of average covered compensation for each year of service after January 1, 1992, not included in the calculation in (b) above, up to five such additional years of service. The eligible survivors of a deceased Retirement Plan participant are entitled to a survivors benefit, which usually equals 75% of the participant's retirement benefit. Retirement Plan benefits are generally paid as life annuities.

     The Supplemental Benefit Plan provides its eligible participants and their eligible survivors with retirement and survivors benefits which would have been payable under the Retirement Plan but for the fact that benefits payable under funded pension plans are limited by federal tax laws. As a general rule, during 1996 the federal tax laws limited annual benefits under the Retirement Plan to $120,000 (subject to reduction in certain circumstances), and required the Retirement Plan to disregard any portion of the participant's 1996 compensation in excess of $150,000. A participant may choose to have benefits under the Plan paid either as a life annuity or in a cash lump sum upon termination of employment.

     The following table sets forth information with respect to the named executive officers concerning the benefits payable under the Retirement Plan and Supplemental Benefit Plan.

                           DEFINED BENEFIT PLAN TABLE

                                              CURRENT                               ESTIMATED ANNUAL
                                             YEARS OF          1996 COVERED            RETIREMENT
                   NAME                     SERVICE(1)        COMPENSATION(2)          BENEFIT(3)
------------------------------------------  -----------       ---------------       ----------------
Ronald L. Kuehn, Jr. .....................      26.4            $ 1,155,150             $739,296
Richard B. Bates..........................      11.8            $   326,825             $211,129
James E. Moylan, Jr. .....................      20.5            $   376,150             $244,498
James A. Rubright.........................       2.8            $   417,400             $156,525
Donald G. Russell.........................       8.9            $   665,950             $155,832
William A. Smith..........................      26.7            $   500,350             $325,228

     NOTE 1: The number of years of credited service under the Retirement Plan and Supplemental Benefit Plan as of December 31, 1996.

     NOTE 2: The amount of covered compensation under the Retirement Plan and Supplemental Benefit Plan during 1996.

     NOTE 3: The estimated annual retirement benefit payable as a single life annuity to the named executive officer (based on the assumptions that such officer retires at age 65 (age 67 for Mr. Russell) and has average covered compensation at his retirement date equal to his 1996 covered compensation, and calculated prior to the offset for primary social security benefits).

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five-year period ending December 31, 1996, with the cumulative total return of two indices during such period.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
                 SONAT INC.; STANDARD & POOR'S 500 STOCK INDEX;
         STANDARD & POOR'S NATURAL GAS DISTRIBUTION/PIPELINE GROUP (1)

      MEASUREMENT PERIOD                                          S&P NATURAL
    (FISCAL YEAR COVERED)         SONAT INC.        S&P 500           GAS
12/31/91                                100.00          100.00          100.00
12/31/92                                153.57          107.61          110.45
12/31/93                                190.56          118.41          131.04
12/31/94                                191.67          120.01          125.08
12/31/95                                252.23          164.95          176.73
12/31/96                                373.77          202.73          234.70

     The total returns set forth above assume that $100 was invested in the Company's Common Stock and each of the indices set forth above on December 31, 1991, and that all dividends were reinvested.

     NOTE 1: The Standard & Poor's Natural Gas Distribution/Pipeline Group consists of the following companies: The Coastal Corporation, The Columbia Gas System, Inc., Consolidated Natural Gas Company, Eastern Enterprises, Enron Corp., ENSERCH Corporation, NICOR Inc., NorAm Energy Corp., ONEOK Inc., Pacific Enterprises, PanEnergy Corp., Peoples Energy Corporation, Sonat Inc. and The Williams Companies, Inc.

COMPENSATION UPON CHANGE OF CONTROL

     Certain of the Company's benefit plans provide for the acceleration of certain benefits in the event of a "Change of Control" of the Company. Under such plans, a Change of Control will be deemed to have occurred if (1) any person or group becomes the owner of (or obtains the right to acquire) 20% or more of the Company's common stock or outstanding voting securities (with certain exceptions, as set forth in the plans); (2) the individuals who, as of December 1, 1995, constituted the Board of Directors (the "Incumbent Board"), cease to be at least a majority of the Board of Directors (but including as Incumbent Board members, except as otherwise provided, any director whose election or nomination was approved by the Incumbent Board); or (3) there is consummation of a reorganization, consolidation or merger involving the Company, or sale of all or substantially all of the Company's assets, unless the stockholders and Board of Directors of the Company before the transaction control the resulting company after the transaction.

     Any outside Director who is eligible for a retirement benefit under the Retirement Plan for Directors will receive such benefit (regardless of whether he has met the other eligibility requirements of the Plan) in the event he ceases to be a Director following a Change of Control. A Director's account balance in the Director's Fees Deferral Plan will be distributed immediately in a cash lump if either (a) the Director terminates service as a Director within three years after a Change of Control or (b) a Change of Control occurs after the Director has commenced payment of benefits from the Plan, regardless of any elections the Director may have made with respect to the timing and manner of payment of such account balance. Also, all shares of restricted stock granted under the Restricted Stock Plan for Directors will vest immediately upon a Change of Control.

     Upon the occurrence of a Change of Control, all outstanding shares of restricted stock under the Executive Award Plan will immediately vest, and all outstanding options (and tandem SARs) under the Executive Award Plan held by then-current employees will become immediately exercisable. Also, upon the occurrence of a Change of Control, the participant will receive 100% of his bonus opportunities under the Performance Award Plan and the Cash Bonus Plan. Any officer of the Company or certain of its subsidiaries who at the time of a Change of Control is not vested under the Retirement Plan will be provided with a vested benefit under the Supplemental Benefit Plan equal to the benefit that would have been payable under the Retirement Plan if his actual years of service had been sufficient for vesting. Following a Change of Control, a participant's Savings Plan account under the Supplemental Benefit Plan will be distributed within 30 days of his termination of employment.

     The named executive officers have Limited SARs in tandem with all outstanding options under the Executive Award Plan. Upon exercise of a Limited SAR or an SAR within 60 days after an SAR Change of Control (as defined below), the executive officer would receive the difference between (1) the greater of
(a) the highest price of the Company's Common Stock during the 60-day period before exercise of the Limited SAR or SAR and (b) the highest price paid for a share of the Company's Common Stock by an acquiring person during the 60-day period before the SAR Change of Control and (2) the exercise price of the Limited SAR or SAR. An "SAR Change of Control" is deemed to have occurred if (1) any person or group acquires (or obtains the right to acquire) beneficial ownership of 35% or more of the Company's voting securities, (2) there is a change in the composition of a majority of the Company's Board of Directors within any period of three consecutive years which change was not approved by a majority of the Board as constituted immediately prior to the commencement of such three-year period or (3) at any meeting of stockholders of the Company called for the purpose of electing Directors the entire slate nominated by the Board of Directors fails to be elected.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has Executive Severance Agreements with Messrs. Kuehn, Bates, Moylan, Rubright, Russell and Smith. These agreements provide that if the executive officer's employment is terminated either (1) within three years after a Change of Control (as defined above), either (a) by the Company for reasons other than dishonesty, conviction of a felony or willful unauthorized disclosure of confidential information or other than as a consequence of death, disability or retirement at normal retirement age (age 65 except for Mr. Russell, for whom normal retirement age is age 67) or (b) by the executive officer for reasons relating to a diminution of responsibilities or compensation or relocation requiring a change in residence or a significant increase in travel, or

(2) by the executive officer for any reason during the 30-day period immediately following the first anniversary of the Change of Control, he will receive: (1) a lump sum payment equal to three times his highest earnings (defined to include those items described as covered compensation under the Retirement Plan) during any 12-month period during the three years preceding the termination (such lump sum payment to be reduced pro rata to the extent there are less than 36 months until the officer reaches normal retirement age); (2) life, medical, and accident and disability insurance as provided in the Company's insurance programs or, in certain circumstances, substantially equivalent insurance to be provided by the Company for a period of 36 months after termination of employment (or until normal retirement age, whichever is sooner); and (3) for an executive officer who has reached age 50 and is not otherwise entitled to an early retirement benefit under the terms of a qualified retirement plan of the Company or its subsidiaries, an annual benefit equal to the amount such officer would have received had he been entitled to an early retirement benefit (reduced by any benefits payable to him under such retirement plan and the Supplemental Benefit Plan), and a 75% survivors benefit with respect to such early retirement benefit. The Executive Severance Agreements also provide that if the executive officer receives payments that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive officer in the same after-tax position as if such tax had not been imposed. Assuming that the executive officers terminated employment on January 31, 1997, in a manner entitling them to benefits under the Executive Severance Agreements, the respective executive officers would receive the following lump sum cash payments pursuant to item (1) above and the following annual retirement benefits pursuant to item (3) above: Mr. Kuehn, $4,615,150 in cash and $0 in retirement benefits; Mr. Bates, $1,226,400 in cash and $0 in retirement benefits; Mr. Moylan, $1,310,150 in cash and $0 in retirement benefits; Mr. Rubright, $1,484,750 in cash and $5,502 in retirement benefits; Mr. Russell, $1,745,547 in cash and $0 in retirement benefits; and Mr. Smith, $1,750,050 in cash and $69,362 in retirement benefits.

     The Executive Severance Agreements provide that the executive officer may not voluntarily leave the employ of the Company if a third party attempts to effect a Change of Control until such third party abandons such attempt or a Change of Control has occurred. The Agreements renew automatically for one-year terms unless terminated at the end of any term by the Board of Directors. The Agreements shall also terminate if the Executive Compensation Committee determines that the executive officer is no longer a key employee, unless a Change of Control is threatened at the time or has occurred within the past three years.

                      ELECTION OF AUDITOR (PROPOSAL NO. 1)

     Ernst & Young LLP has been nominated for election as Auditor of the Company. The Restated Certificate of Incorporation provides that no other person shall be eligible for election as Auditor unless notice of intention to nominate such person has been given to the Company not less than ten days before the Annual Meeting.

     A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ERNST & YOUNG LLP AS AUDITOR (PROPOSAL NO. 1).

                                 OTHER MATTERS
PROPOSALS OF STOCKHOLDERS

     STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT. In order for proposals by stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company, AmSouth-Sonat Tower, Birmingham, Alabama 35203, by no later than November 24, 1997.

     STOCKHOLDER PROPOSALS TO BE PRESENTED AT MEETINGS. A stockholder who desires to propose any business at an annual meeting of stockholders must give the Secretary of the Company written notice which is received not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting (the "Notice Deadline"). (Special notice provisions apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date.) Adjournment of an annual meeting shall not commence a new Notice Deadline. The stockholder's notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the beneficial owner, if any, on whose behalf the proposal is made; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; (c) any material interest of the stockholder in such business; and (d) for both the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made (1) the name and address of such stockholder and beneficial owner and (2) the class and number of shares owned beneficially and of record by such stockholder and beneficial owner.

     STOCKHOLDER NOMINATIONS FOR DIRECTORS. A stockholder who desires to nominate Directors at a meeting of stockholders must give the Secretary of the Company written notice within the Notice Deadline (for an annual meeting) or, for a special meeting at which directors are to be elected pursuant to the Company's notice of meeting, not earlier than the close of business on the 90th day before such special meeting and not later than the close of business on the later of the 60th day before such special meeting or the 10th day after the date public announcement is made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder's notice must set forth (a) the name and address of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nominations are made; (b) the class and number of shares owned beneficially and of record by such stockholder and such beneficial owner; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be disclosed in solicitations of proxies for election of directors pursuant to the rules of the Securities and Exchange Commission; and (f) the consent of each nominee to be named in the proxy statement as a nominee and to serve as a Director of the Company if so elected.

     The Chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedures.

     A copy of the Company's By-Laws may be obtained from the Company upon written request to the Company at its principal place of business.

INSTITUTIONAL OWNERSHIP OF COMMON STOCK

     The table below sets forth, as of December 31, 1996, certain information with respect to each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

           NAME AND ADDRESS OF                TITLE OF          NUMBER OF SHARES        PERCENT
             BENEFICIAL OWNER                   CLASS          BENEFICIALLY OWNED       OF CLASS
------------------------------------------  -------------      ------------------       --------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109.............  Common Stock            9,199,244             10.6%
The Prudential Insurance Company
  of America
  751 Broad Street
  Newark, New Jersey 07102................  Common Stock            4,690,717              5.4%

     In reports on Schedule 13G filed with the Securities and Exchange Commission with respect to the ownership of the Company's Common Stock as of December 31, 1996, FMR Corp. and The Prudential Insurance Company of America each stated that such stock was acquired in the ordinary course of business and was not acquired for the purpose of changing or influencing the control of the Company and was not acquired in connection with or as a participant in any transaction having such a purpose or effect.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     John J. Creedon, a Director of the Company, filed one late report under
Section 16(a) of the Securities Exchange Act of 1934 with respect to a charitable contribution of the Company's Common Stock.

VOTING AT THE ANNUAL MEETING

     The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof.

     The vote required for the election of Directors and the approval of the other matters scheduled for a vote at the Annual Meeting is controlled by the provisions of the Company's Charter and By-Laws and the Delaware General Corporation Law. Directors are elected by a plurality vote. Approval of Proposal No. 1 would require a plurality vote. Abstentions and broker "non-votes" (shares not voted on a matter because a nominee holding shares for a beneficial owner neither receives voting instructions from such beneficial owner nor has discretionary voting power with respect thereto) shall not have an effect on the vote at the Annual Meeting. The vote will be tabulated by an independent tabulator and the results of such vote will be certified by independent inspectors of election.

SOLICITATION OF PROXIES

     The Company will bear the costs of solicitation of proxies. Officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, and anticipates that the fees that it will incur for this service, excluding out-of-pocket expenses, will not exceed $10,000. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners. The Company will reimburse persons holding stock for others in their names or in those of their nominees for their reasonable out-of-pocket expenses in sending proxy material to their principals and obtaining their proxies.
                         ------------------------------

     The information provided under the headings "Report of the Executive Compensation Committee" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Company is not aware that any matters other than those mentioned above will be presented for action at the 1997 Annual Meeting, but if any other matters do properly come before the meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

     Please complete, sign, date and return the enclosed proxy card promptly.

                                          SONAT INC.

                                          /s/ Beverley T. Krannich
                                          -------------------------
                                          Beverley T. Krannich
                                            SECRETARY
Birmingham, Alabama
March 19, 1997

PROXY

                               SONAT SAVINGS PLAN

                                   SONAT INC.
                        ANNUAL MEETING -- APRIL 24, 1997


        I hereby direct The Northern Trust Company, as Trustee of the Sonat Savings Plan, to sign and forward a proxy in the form being solicited by the Board of Directors and to vote as directed on the reverse side all shares of Sonat Inc. Common Stock held with respect to my account under the Plan at the Annual Meeting of Stockholders of Sonat Inc. to be held on April 24, 1997 and at any adjournment thereof.






             TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

                               SONAT SAVINGS PLAN
                                   SONAT INC.
                        ANNUAL MEETING -- APRIL 24, 1997

   THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES", AND "FOR" PROPOSAL NO. 1.



                                                     FOR             WITHHOLD
                                                 all nominees        AUTHORITY
                                              (except those whose    to vote for
                                                   names are        all nominees
                                               inserted on the
                                                 line below)
1.  ELECTION OF DIRECTORS
    Jerome J. Richardson, Donald G. Russell,        / /                  / /
    Adrian M. Tocklin, James B. Williams
    and Joe B. Wyatt.

    -------------------------------------------------------------------------


                                                FOR       AGAINST     ABSTAIN
2.  ELECTION of Ernst & Young LLP
    as Auditor (Proposal No. 1).                / /         / /         / /


THE UNDERSIGNED'S VOTE IS TO BE CAST AS SPECIFIED ABOVE. IF NO VOTE IS SPECIFIED, IT WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" PROPOSAL NO. 1.





Dated_________, 1997          Signature________________________________________
                                            Sign here as name appears hereon.

PROXY

                                   SONAT INC.

                              AMSOUTH--SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Ronald L. Kuehn, Jr., Donald G. Russell and William A. Smith, and each of them, proxies, with full powers of substitution, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of Sonat Inc. to be held on April 24, 1997 and at any adjournment thereof, and to vote all shares of stock which the undersigned would be entitled to vote if personally present as directed on the reverse side hereof with respect to the items set forth in the Proxy Statement and upon any other matter which may properly come before the meeting or any adjournment thereof.

        Nominees for the Board of Directors: Jerome J. Richardson, Donald G. Russell, Adrian M. Tocklin, James B. Williams and Joe B. Wyatt.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                               Please mark
                                                                your votes  /X/
                                                                 as this

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                       WITHHELD
Item 1--ELECTION of Directors              FOR          FOR ALL
(see reverse side).                        / /            / /

WITHHELD FOR: (Write that nominee's
name in the space provided below).

_______________________________________

Item 2--ELECTION of Ernst & Young LLP      FOR        AGAINST        ABSTAIN
as Auditor (Proposal No. 1).               / /          / /            / /

Signature(s) ______________________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -